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                                                Filed pursuant to Rule 424(b)(3)
                                                Registration # 333-86257

Supplement, Dated December 10 , 1999, to Prospectus, Dated September 17, 1999,
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of UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                                 Number of Depositary Shares
                                                 ---------------------------
Name of Selling Securityholder                       Owned        Offered
--------------------------------                 -------------  ------------

Salomon Smith Barney Inc.......................     115,120       115,120

Tribeca Investments L.L.C......................      75,000        75,000


Salomon Smith Barney Inc., together with Donaldson, Lufkin & Jenrette Securities Corporation and Goldman Sachs and Company, was an initial purchaser in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in material relationships between us and the initial purchasers.